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                                ANHEUSER-BUSCH
                     EXECUTIVE DEFERRED COMPENSATION PLAN
                 (AMENDED AND RESTATED AS OF JANUARY 1, 2001)


                                   Preamble
                                   --------

Anheuser-Busch Companies, Inc. (the "Company") adopted the Anheuser-Busch Executive Deferred Compensation Plan (the "Plan") for the purpose of providing deferred compensation to a select group of management and highly compensated employees, effective as of January 1, 1994. The Company reserved to itself the right to amend the Plan. The Plan has been amended from time to time. The Company deems it necessary and desirable to amend and restate the Plan in its entirety as hereinafter set forth, effective January 1, 2001.


I.    DEFINITIONS

      Account:  The separate record of the interest of each Participant in
      -------
this Plan which the Company maintains in accordance with Section IV. A Participant's Account shall include such subaccounts as may be required to account separately for amounts subject to the Participant's various elections respecting deferral and hypothetical investment under the Plan, and the term "Account" shall include subaccount where the context so requires.

      Base Salary:  The substantially equal amounts owed by a Participating
      -----------
Employer to an Employee on a regular periodic basis in exchange for services rendered during a Year, regardless of when paid.

      Bonus:  Any amount awarded by a Participating Employer to an Employee
      -----
for a Year under a bonus plan, regardless of when awarded or paid.

      Company:  Anheuser-Busch Companies, Inc.
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      Deferral Amounts:  The amounts a Participant defers under this Plan
      ----------------
from time to time.

      Effective Date:  The original Effective Date was January 1, 1994.  The
      --------------
Effective Date of this amendment and restatement of the Plan is January 1, 2001.

      Eligible Compensation:  As to any Year, a Participant's Base Salary
      ---------------------
and Bonus for such Year. No payments under the Company's Supplemental Life Insurance Program or any like program, taxable or non-taxable fringe benefits, stock-related compensation, international service premiums or other cash or in-kind compensation shall be taken into account as Eligible Compensation.

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      Eligible Employee:  With respect to any Year, an Employee who satisfies
      -----------------
the requirements for participation in the Plan for the Year, as determined pursuant to Section II.

      Employee:  A salaried common-law employee of a Participating Employer
      --------
as determined from time to time. In no event shall any individual be classified as an Employee while he or she is in any of the following categories:

             (a) Independent contractors, including non-employee directors of the Company and its subsidiaries.

             (b)   Leased employees.

             (c)   Non-resident aliens.

             (d)   Collective bargaining unit members.

      Measurement Fund:  Any of the measurement funds provided for under the
      ----------------
Plan from time to time. As of January 1, 2001, the Measurement Funds include the Fixed Income Fund described in Section VI, the Vanguard Institutional Index Fund (designed to mirror approximately the return of the Standard and Poors' S&P 500 Index), the Vanguard Total Stock Market Index Fund (Institutional Shares) (designed to mirror approximately the return of the Wilshire 5000 Index) and a Money Market Rate Fund, which shall provide a yield equal to the Company's current monthly average commercial paper cost for each calendar month.

      Participant:  With respect to any Year, an Eligible Employee who elects
      -----------
to defer a portion of his or her Eligible Compensation for the Year or an Eligible Employee or former Eligible Employee who so elected with respect to an earlier Year and has an Account during the Year.

      Participating Employer:  The Company and any other business entity in
      ----------------------
which the Company has an equity interest of at least fifty percent (50%), and which maintains this Plan pursuant to Section X, as determined from time to time.

      Plan:  Anheuser-Busch Executive Deferred Compensation Plan, the Plan
      ----
set forth herein, as duly amended from time to time.

      Related Employer:  Each Participating Employer and each other legal
      ----------------
entity as to which the Company has at least fifty percent (50%) of the voting power.

      Year:  Each calendar year commencing on or after January 1, 1994.
      ----

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II.   ELIGIBILITY

      An Employee shall be an Eligible Employee for a Year only if the sum of the Employee's annual rate of Base Salary as of October 1 of the immediately preceding calendar year and the Employee's Bonus for the second preceding calendar year exceeds $250,000, as adjusted for each Year after 1994 in accordance with the Company's budgeted internal merit increase factor for that Year (hereinafter "$250,000 As Adjusted").

III.  DEFERRAL ELECTIONS

      3.01   Types of Election; Time of Election.  Each Participant for a
             -----------------------------------
             Year shall make the following elections in writing on a form provided by the Company and delivered to the Company not later than the Company may direct.

             (a) If the Participant is an Eligible Employee for the Year, the portion of the Participant's Eligible Compensation for the Year that shall be deferred; however:

                   (i) The maximum portion of each installment of a Participant's Base Salary subject to deferral election hereunder shall be equal to a pro rata
                                                                --------
                         share of the portion of the Participant's Base Salary in excess of $250,000 As Adjusted. If by reason of Sec. 3.04, an installment is insufficient to support any deferral, no make-up deferral shall be made from any future Base Salary installment.

                   (ii) If a Participant's annual Base Salary rate is changed during a Year, the amounts deferred prior to the date of change shall not be changed. The maximum portion of each installment that can be deferred after the change shall be determined by:
                         (i) adding (a) the Participant's actual Base Salary
                                     -
                         for the portion of the Year before the effective
                         date of the change, and (b) the Participant's Base
                                                  -
                         Salary rate per pay period on the effective date of
                         the change multiplied by the number of pay periods remaining in the Year on the effective date of the change; (ii) subtracting from this sum (a) $250,000
                                                                 -
                         As Adjusted, and (b) the total amount deferred
                                           -
                         during the Year before the effective date of the change; and (iii) dividing the remainder by the number of pay periods remaining in the Year as of the effective date of the change.

                   (iii) The maximum portion of a Participant's Bonus subject to deferral election hereunder shall be equal to the amount by which the Participant's Eligible Compensation exceeds the

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                         sum of the portion of the Participant's Base Salary
                         deferred hereunder plus $250,000 As Adjusted.

                   (iv) If any portion of a Participant's total compensation from all Participating Employers for a Year would not be deductible for the Year by any Participating Employer under section 162(m) of the Internal Revenue Code, the Participant may elect to defer an indefinite amount equal to such non-deductible portion of the Participant's compensation, and the Company may adopt such special rules and procedures as it deems appropriate to carry out such election.

             (b) The period of deferral for amounts deferred during the Year, which may be a definite period of five (5), ten
                   (10), fifteen (15) or twenty (20) Years including the Year of deferral, or an indefinite period ending on termination of the Participant's employment with all Related Employers, subject to extension provided for in Secs. 3.01(d), 3.01(e) and 3.02 or acceleration as provided for in Secs. 7.01(b), 7.05, 7.06 and 7.07.

             (c) Whether payment of the Participant's Deferral Amounts for the Year and any income, gain or loss thereon shall be made in a single sum, in five (5) installments, or in ten
                   (10) installments (subject to acceleration as provided for in Secs. 7.02(c), 7.05, 7.06 and 7.07), or in a series of substantially equal periodic payments (not less frequent than annually) for a period of 10 years, as provided for in 4 U.S.C. Sec. 114.

             (d) Whether payment of the Participant's Deferral Amounts for the Year and any income, gain or loss thereon that become due on account of termination of the Participant's employment with all Related Employers shall begin as of the first day of the calendar month following the termination or the January 1 following the termination.

             (e) Except as provided for in this Sec. 3.01(e), all elections pursuant to this Sec. 3.01 shall be irrevocable. Notwithstanding anything, a Participant may elect (i) a longer deferral period permitted under Sec. 3.01(b), including without limitation the period ending on termination of employment, (ii) a longer period for payment of installments permitted under Sec. 3.01(c) for amounts previously deferred under the Plan or (iii) the later commencement date permitted in Sec. 3.01(d); provided that such an election shall be of no force or effect unless the Participant provides the Company with written notice of the change at least one year prior to the date payment would begin in the absence of such an election or termination of the Participant's employment with all Related Employers, whichever occurs first.

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      3.02.  Special Rule for Non-deductible Amounts.  Any amount otherwise
             ---------------------------------------
payable under the Plan in a Year for which the Company determines that the amount would not be deductible by any Participating Employer under section 162(m) of the Internal Revenue Code shall not be paid until such Year as the Company determines that the amount has ceased to be non-deductible by any Participating Employer under section 162(m) of the Internal Revenue Code. In the case of any inconsistency between this Sec. 3.02 and any other provision of the Plan, this Sec. 3.02 shall govern, except in the case of Sec. 7.06.

      3.03.  Termination of Deferrals on Termination of Employment.  If a
             -----------------------------------------------------
Participant's employment with all Participating Employers is terminated before the end of a Year as to which the Participant elected to defer a portion of Eligible Compensation under the Plan:

             (a) Except for deferrals described in Sec. 3.01(a)(iv), all such deferrals shall cease upon such termination of employment, whether or not the Participant receives any amounts otherwise classified as Eligible Compensation after such termination, and

             (b) No portion of the Participant's Eligible Compensation previously deferred during the Year shall be refunded to the Participant, even though the Participant's total Eligible Compensation for the Year may be less than $250,000 As Adjusted.

      3.04.  Miscellaneous Limitations on Deferral.  Notwithstanding Sec.
             -------------------------------------
3.01, a Participant's deferral election for a Year shall be of no force or effect to the extent that it requires deferral of: (i) any amounts the Participant elects to contribute under the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan on either a before-tax or after-tax basis and the Anheuser-Busch 401(k) Restoration Plan; (ii) any amounts the Participant elects or is required to contribute under the Group Insurance Plan for Certain Employees of Anheuser-Busch Companies, Inc., the Anheuser-Busch Dependent Care Assistance Plan, the Anheuser-Busch Salaried Long-Term Disability Plan, any cafeteria plan designed to comply with section 125 of the Internal Revenue Code or any other welfare benefit plan maintained by any Participating Employer; (iii) any payroll taxes, income taxes or any other taxes required to be withheld from the Participant's compensation which is subject to such taxes during the Year, including but not limited to FICA taxes and federal, state and local income taxes required to be withheld on the Participant's wages for the Year; and (iv) any amounts payable to a court or other individual or entity by court order.


IV.   ACCOUNTS

      4.01.  Maintenance of Accounts.  The Company will maintain an Account
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for the benefit of each Participant.

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      4.02.  Crediting Deferral Amounts.  Each Participant's Account shall be
             --------------------------
credited with his or her Deferral Amounts at the time they would have been paid to the Participant but for his or her deferral election pursuant to Sec. 3.01(a).

      4.03.  Crediting or Debiting Investment Returns.  The Company shall
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credit or debit, as the case may be, each Participant's Account to reflect the return on hypothetical investments as provided in Sec. 5.02.

      4.04.  Debiting Payments.  Each Participant's Account shall be debited
             -----------------
by the amount of each payment pursuant to Section VII with respect to the Participant at the time of such payment.


V.    HYPOTHETICAL INVESTMENTS

      5.01.  Election of Hypothetical Investments.
             ------------------------------------

             (a) Prior to becoming a Participant, each Eligible Employee must select one or more Measurement Funds in which he or she wishes hypothetically to invest (including Rate/Term combinations under the Fixed Income Fund, if applicable).

             (b) A Participant may change his or her combination of Measurement Funds as of the first day of any calendar month, by notice in form prescribed by the Company, at such time before the effective date of the change as the Company may require, subject to the limitations of Sec. 6.01(g), if applicable.

             (c) A Participant's right to change his or her combination of Measurement Funds shall continue until the entire amount of his or her Account is distributed pursuant to Section
                   VII. If a Participant dies before distribution of the Participant's entire Account is complete, the Participant's beneficiary shall have the right to make the elections reserved to the Participant in Sec. 5.01(b) from the date the Company receives written notice of the Participant's death through the date of final distribution; provided: (i) if a deceased Participant has two or more beneficiaries, the beneficiaries shall thereafter have the right to make such elections with respect to the shares of the Participant's Account to which they are respectively entitled as of the date the Company receives written notice of the Participant's death; and (ii) if a beneficiary is a minor or otherwise legally incompetent, a parent or legal guardian of the beneficiary, as the case may be, shall exercise such right on behalf of the beneficiary.

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      5.02.  Crediting Returns.  The Company shall, at such times and in such
             -----------------
manner as it in its sole discretion determines to be appropriate, credit or debit each Participant's Account, as the case may be, with the appropriate amount of income, gain or loss, as if such Account had been invested in the combination of Measurement Funds the Participant has selected in accordance with Section 5.01.

      5.03.  If Payment Is Delayed.
             ---------------------

             (a) In the event payment of an amount due a Participant occurs thirty (30) or fewer days after its due date, no income, gain or loss shall accrue during the period between the due date and the date of payment.

             (b) In the event payment of any amount due a Participant occurs more than thirty (30) days after its due date, interest shall accrue during the period between the due date and the date of payment at an annual rate equal to the prime rate published by the Wall Street Journal, Midwest Edition, as of the due date.

      5.04.  If Payment Is Accelerated.  If payment of an amount due a
             -------------------------
Participant is accelerated for any reason, no interest shall accrue with respect to the accelerated amount after the date scheduled for accelerated payment, notwithstanding that the Participant may previously have elected a longer term or a later payment date, except as provided for in Sec. 5.03(b).


VI.   FIXED INCOME FUND

      6.01.  Operation of the Fixed Income Fund.   The Fixed Income Fund
             ----------------------------------
shall be operated as follows:

             (a) Before the beginning of each Year, the Company shall offer one or more combinations of interest rates (hereinafter "Rates") and time periods (hereinafter "Terms") which shall be available during the Year with respect to current Deferral Amounts, prior Deferral Amounts as to which the previous Terms expired on December 31 of the prior Year, and existing Account balances in other Measurement Funds from time to time during the Year.

             (b) The Rates and Terms for each Year shall be determined by the Chief Financial Officer of the Company and shall correspond generally to the borrowing rates and terms that are expected to be available to the Company for the Year on the basis of market rates in effect prior to announcement to Eligible Employees of the Rates and Terms for the Year.

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             (c)   All Terms shall commence on a January 1 and expire on
                   a December 31. For example, if a Participant elects a combination of a 3-Year Term and a 3% Rate for all amounts deferred by the Participant for 2001, the 3% Rate shall apply to all amounts deferred for 2001 from the date of deferral through December 31, 2003.

             (d) The Terms elected by a Participant need not be limited to the deferral period for the amount subject to the Term elected. For example, a Participant may elect a 10-Year Term for an amount the Participant has elected to be distributed after 5 Years.

             (e) A Participant may make separate elections regarding the Rate/Term combinations for the Participant's current Deferral Amounts, existing Account balances in other Measurement Funds and amounts attributable to prior Deferral Amounts and interest accrued thereon as to which the previous Terms expired on December 31 of the prior Year.

             (f) Notwithstanding anything, a Participant may elect that all or any portion of his or her Account in existence as of December 31, 2000 be transferred to another Measurement Fund or another Rate/Term combination available under the Fixed Income Fund as of January 1, 2001, whether or not the Term that applies to any portion of the Participant's Account would otherwise have expired on December 31, 2000.

             (g) A Participant may elect transfer of his or her current Deferral Amounts or any portion of his or her existing Account then hypothetically invested in other Measurement Funds into the Fixed Income Fund after the first day of a Year. However, except as provided in Sec. 6.01(f), any amounts that a Participant elects to transfer into the Fixed Income Fund during a Year shall remain in the Fixed Income Fund until expiration of the Term elected by the Participant with respect to such amounts, and interest shall begin to accrue on any such amounts as of the effective date of the Participant's election or the date they would have been paid to the Participant if the Participant had not elected deferral thereof, whichever is later.

      6.02.  Accrual of Interest on Installment Payments. If any amount in
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the Fixed Income Fund is paid in installments pursuant to a Participant's election in accordance with Sec. 3.01(c) or (e), interest shall accrue on any balance thereof remaining to be paid in installments from time to time in accordance with the Participant or beneficiary's elections from time to time as provided for in Sec. 5.01 until payment is complete; provided, in the absence of an election by a Participant or beneficiary in accordance with the

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foregoing, the Participant or beneficiary shall be deemed to have elected the
Rate in effect for the longest time period available as of the due date of the election.


VII.  PAYMENTS TO PARTICIPANTS

      7.01.  Time Payment Begins.
             -------------------

             (a) Subject to the remaining provisions of this Section VII, payment of the portion of a Participant's Account attributable to amounts deferred for a Year shall begin as of January 1 of the Year following expiration of the deferral period the Participant elected therefor in accordance with Sec. 3.01(b) or (e).

             (b) Notwithstanding Sec. 7.01(a), payment of a Participant's Account shall begin not later than the first day of the calendar month following termination of the Participant's employment with all Related Employers on account of retirement, death or any reason or the January 1 following the termination, as elected by the Participant pursuant to Sec. 3.01(d) or (e).

      7.02.  Form of Payment.
             ---------------

             (a) If a Participant elects payment of any amount in a single sum pursuant to Sec. 3.01(c), such single sum amount shall be due and payable as of the date determined pursuant to Sec. 7.01.

             (b) If a Participant elects payment of any amount in five (5) or ten (10) installments pursuant to Sec. 3.01(c) or (e), the initial installment shall be paid as of the first day of the calendar month following termination of the Participant's employment with all Related Employers or as of the January 1 following the termination, as elected by the Participant pursuant to Sec. 3.01(d) or (e), and the remaining four (4) or nine (9) installments shall be paid as of January 1 of the next four (4) or nine (9) calendar years.

             (c) If a Participant elects payment of any amount in a series of substantially equal period payments (not less frequent than annually) for a period of 10 years, as provided for in 4 U.S.C. Sec. 114, the Company shall modify the installment method provided for in Secs. 7.02(b) and 7.04 to the extent required to satisfy the requirements of 4 U.S.C. Sec. 114.

             (d) Notwithstanding Secs. 7.02(b) and (c): (i) if a Participant's employment with all Related Employers terminates before age fifty-five (55) for any reason other than the Participant's death or disability, or (ii) if a

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                   Participant's termination of employment with all Related
                   Employers occurs before the end of the Participant's first Year of deferral under the Plan, the Company may determine that payment of the Participant's entire Account under the Plan shall be paid in a single sum, notwithstanding any election by the Participant to the contrary.

      7.03.  Set Off and Withholding.
             -----------------------

             (a) Any amount then due and payable by the Company to any Participant or the successor to any Participant under this Plan may be offset by any amounts owed to any Related Employer by the Participant and/or the successor for any reason and in any capacity whatsoever, as the Company may determine in its sole and absolute discretion.

             (b) There shall be deducted from any amount payable under this Plan all taxes required to be withheld by any federal, state or local government. Participants and their beneficiaries shall bear any and all federal, state, local and other income taxes and other taxes imposed on amounts paid under the Plan, whether or not withholding is required or carried out in accordance with this provision.

      7.04.  Determination of Installment Amounts.  If payment of any portion
             ------------------------------------
of a Participant's Account occurs in installments, the amount of each installment shall be equal to the amount thereof remaining unpaid as of the December 31 preceding payment, divided by the number of installments then remaining to be paid. For example, with respect to an Account that is payable in five (5) installments, to determine the amount of the first installment, divide the total amount of the Account as of the preceding December 31 by five (5); to determine the amount of the second installment, divide the amount of the Account remaining to be paid as of the preceding December 31 by four (4), and so on. Notwithstanding the foregoing, the company shall modify the installment method provided for in this Sec. 7.04 to the extent required by Sec. 7.02(c).

      7.05.  Acceleration of Payment for Unforeseeable Emergency.
             ---------------------------------------------------

             (a) The Company may determine that payment of any portion of a Participant's Account under the Plan shall be accelerated on application of the Participant or beneficiary on account of and subject to reasonable proof of unforeseeable emergency as provided for in this Sec. 7.05.

             (b) For purposes of this Sec. 7.05, an unforeseeable emergency is a severe financial hardship to the Participant or beneficiary resulting from a sudden and unexpected illness or accident of the Participant or beneficiary or of a dependent (as defined in section 152(a) of the

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                   Internal Revenue Code) of the Participant or beneficiary,
                   loss of the Participant's or beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or beneficiary. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved--

                   (i) Through reimbursement or compensation by insurance or otherwise,

                   (ii) By liquidation of the Participant's or beneficiary's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

                   (iii) By cessation of deferrals under this Plan or by
                         cessation of elective deferrals if and when possible under any other deferred compensation plan for which the Participant or beneficiary is eligible; provided that a Participant shall not be permitted to cease deferrals under this plan as of any date other than a January 1.

      Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's or beneficiary's child to college or the desire to purchase a home.

             (c) Withdrawal of amounts because of an unforeseeable emergency shall be permitted only to the extent reasonably needed to satisfy the emergency need.

             (d) All determinations under this Sec. 7.05 shall be made by an Administrative Committee appointed pursuant to Sec. 8.01(c).

             (e) Notwithstanding any other provision of this Sec. 7.05, authorization of distribution on account of hardship under the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan shall automatically terminate any deferral election of the Participant then in force with respect to Eligible Compensation and further deferrals under this Plan shall not be permitted for a period of twelve
                   (12) months.

      7.06.  Change in Control.
             -----------------

             (a) If a Change in Control (as defined in Sec. 7.06(b)) shall occur, then, notwithstanding anything to the contrary herein, the entire amount

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                   of a Participant's Account under the Plan as of the Change in Control Date shall be paid in a single sum within 30 days after the Change in Control Date.

             (b) For purposes of this Plan, a "Change in Control" shall occur automatically if and when an "Acceleration Date" occurs as defined in the Company's 1998 Incentive Stock Plan or if and when an analogous change in control event occurs as defined in any successor to such plan, and the Change in Control Date shall be the Acceleration Date or analogous date as defined therein.

             (c) This Sec. 7.06 may be deleted or amended in any way pursuant to Section IX at any time prior to a Change in Control. Notwithstanding Section IX, following a Change in Control, the provisions of this Sec. 7.06 cannot, after the Change in Control Date, be amended in any manner without the written consent of each individual who was a Participant immediately prior to the Change in Control.

             (d) Following a Change in Control, this Plan may continue in effect, notwithstanding that payment of benefits shall have been made under Sec. 7.06(a).

             (e) If by reason of this Sec. 7.06 an excise or other special tax ("Excise Tax") is imposed on any payment under the Plan (a "Required Payment"), the amount of each Required Payment shall be increased by an amount which, after payment of income taxes, payroll taxes and Excise Tax thereon, will equal such Excise Tax on the Required Payment.

      7.07.  General Right to Accelerate Payment.  Notwithstanding Secs. 7.01
             -----------------------------------
and 7.02, the Company by its proper officers in its sole discretion may direct current payment of all Participants' Accounts under the Plan.

      7.08.  Payments After Death.
             --------------------

             (a) Except as otherwise provided in this Sec. 7.08, any amount payable under this Plan as a result of or following the death of a Participant shall be applied only for the benefit of the beneficiary or beneficiaries designated by the Participant pursuant to this Sec. 7.08. Each Participant shall specifically designate, by name, on forms provided by the Company, the beneficiary(ies) to whom any such amounts shall be paid. A Participant may change or revoke a beneficiary designation without the consent of the beneficiary(ies) at any time by filing a new beneficiary designation form with the Company. The filing of a new form shall automatically revoke any

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                   forms previously filed with the Company.  A beneficiary
                   designation form not properly filed with the Company prior to the death of the Participant shall have no validity under the Plan.

             (b) Any such designation shall be contingent on the designated beneficiary surviving the Participant. If a designated beneficiary survives the Participant but dies before receiving the entire amount payable to the designated beneficiary hereunder, the amount which would otherwise have been so paid shall be paid to the estate of the deceased beneficiary unless a contrary direction was made by the Participant, in which case such direction shall control. More than one beneficiary, and alternative or contingent beneficiaries, may be designated, in which case the Participant shall specify the shares, terms and conditions upon which amounts shall be paid to such multiple or alternative or contingent beneficiaries, all of which must be satisfactory to the Company.

             (c) If no beneficiary designation is on file with the Company at the time of the Participant's death or no beneficiary designated by the Participant survives the Participant, the Participant's estate shall be deemed to be the beneficiary designated to receive any portion of the Participant's Account then remaining payable under this Plan.

             (d) In determining any question concerning a Participant's beneficiary, the latest designation filed with the Company shall control and intervening changes in circumstances shall be ignored; provided, if a Participant's spouse is designated as beneficiary but thereafter is divorced from the Participant, such designation shall become invalid as of the date of divorce unless the Participant files a beneficiary designation form with the Company after the date of divorce confirming designation of such former spouse as beneficiary.

             (e) Any check issued on or before the date of a Participant's death shall remain payable to the Participant, whether or not the check is received by the Participant prior to death. Any check issued after the date of the Participant's death shall be the property of the Participant's beneficiaries determined in accordance with this Sec. 7.08.

             (f) A Participant's election of payment in installments shall not be altered by reason of the Participant's death.

      7.09.  All Payments to be Made by the Company.  All payments due any
             --------------------------------------
Participant or beneficiary under this Plan shall be the sole responsibility of the Company.

VIII. ADMINISTRATION

      8.01.  Administrative Duties of the Company.
             ------------------------------------

             (a) The Company shall have sole responsibility for the administration of the Plan.

             (b) The Company shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Company shall interpret the Plan; shall determine all questions arising in the administration, interpretation, and application of the Plan; and shall construe any ambiguity, supply any omission, and reconcile any inconsistency in such manner and to such extent as the Company deems proper. Any interpretation or construction placed upon any term or provision of the Plan by the Company, any decisions and determinations of the Company arising under the Plan, including without limiting the generality of the foregoing: (i) the eligibility of any individual to become or remain a Participant and a Participant's status as such, and Eligible Compensation for any Year; (ii) the time, method and amounts of payments payable under the Plan; (iii) the rights of Participants; and any other action or determination or decision whatsoever taken or made by the Company in good faith shall be final, conclusive, and binding upon all persons concerned, including, but not limited to, the Company, all Participating Employers and all Participants and beneficiaries.

             (c) The Chief Financial Officer of the Company shall appoint one or more Employees to carry out the Company's duties hereunder.

             (d) The Company may employ accountants, counsel, specialists and other persons necessary to help carry out its duties and responsibilities under the Plan. The Company or any appointee shall be entitled to rely conclusively upon any opinions or reports which shall be furnished to it or him by such accountants, counsel, specialists, and other persons.

             (e) No Employee shall participate in determining his or her own entitlement under the Plan.

      8.02.  Claims Procedures.
             -----------------

             (a) The Company shall make all decisions and determinations respecting the right of any person to a payment under the Plan.

             (b) The following procedure shall be followed with respect to claims under the Plan:

                   (i) Any claimant who believes he or she is entitled to a benefit under this Plan shall submit a claim for such benefit in writing to the Company.

                   (ii) Any decision by the Company denying a claim in whole or in part shall be stated in writing by the Company and delivered or mailed to the claimant within ninety (90) days after receipt of the claim by the Company unless special circumstances require an extension of time for processing, but in any event within one hundred eighty (180) days after such receipt. If such an extension of time is taken, the Company shall inform the claimant of the delay in writing before the expiration of the initial ninety
                         (90) day period, including the reasons therefor and the date by which the Company expects to render a decision. Any decision denying a claim shall set forth the specific reasons for the denial with specific references to Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim and the reasons therefor, and an explanation of the Plan's claim review procedure as provided for in Sec. 8.02(b)(iii), all written in a manner calculated to be understood by the claimant. If the Company does not notify the claimant of denial of the claim or the need for an extension of time within the initial ninety (90) day period, the claim shall be deemed denied.

                   (iii) If a claim is denied in whole or in part, the
                         claimant or his or her duly authorized
                         representative may request a review by the Company of the decision upon written application to the Company within sixty (60) days after notification of the decision. The claimant or his or her duly authorized representative may review pertinent documents and submit issues and comments in writing. The Company shall make its decision on review not later than sixty (60) days after receipt of the request for review unless special circumstances require an extension of time for processing, in which case its decision shall be rendered as soon as possible, but not later than one hundred twenty
                         (120) days after receipt of the request for review. If such an extension of time is taken, the Company shall inform the claimant of the delay in writing before the expiration of the initial sixty (60) day period. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant and specific references to the pertinent plan provisions on which the decision is based. If the Company does not notify the claimant of its decision on review within the period herein provided for, the claim shall be deemed denied on review.

             (c) The Company may adopt such rules as it deems necessary, desirable, or appropriate to carry out its duties under
                   this Sec. 8.02.   All rules, decisions and determinations
                   of the Company under this Sec. 8.02 shall be uniformly and consistently applied. Any action or determination or decision whatsoever taken or made by the Company under this Sec. 8.02 in good faith shall be final, conclusive, and binding upon all persons concerned, including, but not limited to, the Company, all Participating Employers and all Participants and beneficiaries.

             (d) The procedure provided for in this Sec. 8.02 shall be the sole, exclusive and mandatory procedure for resolving any dispute under this Plan; provided that if a Participant wishes to make a legal challenge to the Company's determination and he or she has entered into an agreement with the Company to arbitrate disputes arising from his or her employment with the Company, such legal challenge shall be resolved pursuant to the arbitration procedures in that agreement and the Participant's burden of proof in any arbitration shall be the same as if the dispute were tried in a court proceeding.

             (e) Notwithstanding the foregoing, upon a Change in Control as defined in Sec. 7.06, Sec. 8.02(d) shall not apply.

      8.03.  Books and Records.
             -----------------

             (a) The Company shall keep such books, records, and other data as it deems necessary for proper administration of the Plan, including but not limited to records of each Participant's Eligible Compensation, elections, Account, amounts payable to each Participant from time to time, and amounts paid to each Participant or beneficiary from time to time.

             (b) The records of the Company shall be conclusive on all persons unless proved incorrect to the satisfaction of the Company.

             (c) The Company shall comply with all reporting and disclosure requirements of the law and shall maintain all records required by law.

      8.04.  Notices.
             -------

             (a) Any notice from the Company to any Participant shall be in writing and shall be given by delivery to the Participant, or by mailing to the last known residence address of the Participant. Any notice from a Participant to the Company shall be in writing and shall be given by delivery to the Pension Department of the Company at the Company's headquarters, except as otherwise designated by the Company. Notices shall be effective on the date of actual delivery.

             (b) Each Participant shall furnish all information, including post office address and each change of post office address, proofs, receipts and releases, as may be required by the Company.

             (c) Any communication, statement or notice addressed to any individual at the last post office address filed with the Company shall be binding for all purposes of the Plan, and the Company shall not be obligated to search for or ascertain the whereabouts of any such individual.

             (d) Except for Participants' deferral and investment elections under the Plan, any notice required by the Plan may be waived by the Company or any Participant.


IX.   AMENDMENT AND TERMINATION

      The Chief Financial Officer of the Company shall have authority to amend or terminate the Plan on behalf of the Company in his sole discretion at any time, except as follows:

             (a) Amendments that provide for substantial increases in benefits shall require approval by the Compensation Committee of the Board of Directors of the Company.

             (b) No amendment shall reduce the amount accrued for the benefit of a Participant immediately prior to the effective date of the amendment.

             (c) No amendment shall reduce any Rate elected by a Participant before expiration of the Term provided therefor when the election was made unless the amount governed by the Rate and Term is distributed to the Participant in connection with termination of the Plan or otherwise pursuant to the Plan.

X.    PARTICIPATING EMPLOYERS OTHER THAN THE COMPANY

      10.01. Adoption.  A Participating Employer other than the Company shall
             --------
adopt this Plan by written instrument executed by its proper officers, subject to the written approval of the Company. Adoption of the Plan by a Participating Employer shall constitute automatic delegation of all rights and duties it might otherwise reserve to itself under the Plan to the Company, including full authority to amend or terminate the Plan.

      10.02. Withdrawal.  A Participating Employer shall automatically
             ----------
withdraw from the Plan if and when the Company ceases to have an equity interest of at least fifty percent (50%) without the execution of any other instrument. A Participating Employer may voluntarily withdraw from the Plan on not less than thirty (30) days' written notice from its proper officers.

      10.03. Succession.  In the event of dissolution, merger, consolidation,
             ----------
or spin-off involving a Participating Employer, the entity surviving the transaction shall succeed to the rights and duties of the affected Participating Employer without the execution of any other instrument.


XI.   MISCELLANEOUS

      11.01. Company's Obligations Unsecured.  It is the intention of the
             -------------------------------
Company and all Participants that the Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time. Amounts payable to Participants under this Plan shall be paid solely from the general assets of the Company as they come due from time to time. No Participant and no successor of any Participant shall have any property interest whatsoever in any asset of the Company on account of participation in this Plan. Participants' rights under this Plan shall be no greater than the right of an unsecured general creditor
of the Company.   Nothing in this Plan shall require the Company to invest
any amount in any asset or type of asset.

      11.02. No Alienation.  Except as required by law, amounts payable under
             -------------
this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary; any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to payment hereunder shall be void, and the Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any Participant or other person.

      11.03. No Waiver of Rights.  Except as provided for in Sec. 8.02, no
             -------------------
failure or delay by the Company or any Participant to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      11.04. Severability.  The invalidity of any particular clause,
             ------------
provision or covenant herein shall not invalidate all or any part of the remainder of this Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

      11.05. Legal Expenses.  In any proceeding to enforce rights and
             --------------
obligations hereunder, the unsuccessful party shall pay the successful party an amount equal to all reasonable out-of-pocket expenses (including reasonable legal expenses and court costs) incurred by the successful party.

      11.06. Presumption of Competence.  Every person receiving or claiming
             -------------------------
amounts payable under this Plan shall be conclusively presumed to be mentally competent and of legal age unless and until the Company receives proof satisfactory to the Company that the person is incompetent or is a minor or that a guardian or other person legally vested with the care of the person's estate has been appointed.

      11.07. Facility of Payment.  If any amount is payable hereunder to a
             -------------------
minor or other person under legal disability or otherwise incapable of managing his or her own affairs, as determined by the Company in its sole discretion, payment thereof shall be made in one (or any combination) of the following ways, as the Company shall determine in its sole discretion:

                   (i)   Directly to said minor or other person;

                   (ii) To a custodian for said minor or other person (whether designated by the Company or any other person) under the Missouri Transfers to Minors Law, the Missouri Personal Custodian Law or a similar law of any other jurisdiction;

                   (iii) To the conservator of the estate of said minor or
                         other person; or

                   (iv) To some relative or friend of such minor or other person for the support, welfare or education of such minor or other person.

The Company shall not be required to see to the application of any payment so made, and payment to the person determined by the Company shall fully discharge the Company from any further accountability or responsibility with respect to the amount so paid.

      11.08. No Guarantee of Employment or Compensation.  No provision of
             ------------------------------------------
this Plan shall restrict any Related Employer from discharging a Participant from employment or restrict any Participant from resigning from employment with any Related Employer. No provision of this Plan shall restrict any Related Employer from increasing or decreasing the compensation of any Employee.

      11.09. Plan Provisions Binding. The provisions of the Plan shall be
             -----------------------
binding upon the Company, all Participating Employers and all persons entitled to benefits under the Plan and their respective successors, heirs and legal representatives.

      11.10. Rules of Interpretation.  Words of gender shall include persons
             -----------------------
and entities of any gender, the plural shall include the singular, and the singular shall include the plural. Captions are intended to assist in reference and shall not be interpreted as part of the Plan.

      11.11. Missouri Law Controls.  Subject to the applicable provisions of
             ---------------------
the Employee Retirement Income Security Act of 1974 which provide to the contrary, this Plan shall be administered, construed, and enforced according to the laws of the State of Missouri (other than choice of law) and in Courts situated in that State. The Company and all Eligible Employees and former Eligible Employees submit to the exclusive jurisdiction of the Circuit Court for the County of St. Louis, State of Missouri ("County Court") residing in St. Louis County for purposes of all legal proceedings (including, but not limited to, actions to compel arbitration) arising out of or relating to this Plan or the transactions contemplated hereby. In the even that the County Court is for any reason not available for purposes of any such legal proceeding, then the Company and all Eligible Employees and former Eligible Employees submit to the exclusive jurisdiction of the United States District Court for the Eastern District of Missouri, Eastern Division (St. Louis).
The Company and all Eligible Employees and former Eligible Employees irrevocably waive, to the fullest extent permitted by law, any objections that they may now or hereafter have to the aforesaid venue, including without limitation any claim that any such proceeding brought in either such court has been brought in an inconvenient forum, provided however, this provision shall not limit the ability of the Company or any Eligible Employee or form Eligible Employee to enforce the other provisions of this section.

      11.12. Counterparts.  This Plan may be executed in two or more
             ------------
counterparts, any one of which shall constitute an original without reference to the others.

      IN WITNESS WHEREOF, Anheuser-Busch Companies, Inc. executed this amended and restated Plan this 21st day of December, 2000, effective as of the 1st day of January, 2001.

                                    ANHEUSER-BUSCH COMPANIES, INC.

                                    By /s/ W. Randolph Baker
                                       ---------------------------
                                       W. Randolph Baker
                                       Chief Financial Officer

                                ANHEUSER-BUSCH
                     EXECUTIVE DEFERRED COMPENSATION PLAN



                  Amended and Restated as of January 1, 2001

                              TABLE OF CONTENTS
                              -----------------

Preamble                                                                   1
--------


      I.  DEFINITIONS                                                      1
          Base Salary                                                      1
          Bonus                                                            1
          Company                                                          1
          Effective Date                                                   1
          Eligible Compensation                                            1
          Eligible Employee                                                2
          Employee                                                         2
          Measurement Fund                                                 2
          Participant                                                      2
          Participating Employer                                           2
          Plan                                                             2
          Related Employer                                                 2
          Year                                                             2


     II.  ELIGIBILITY                                                      3


    III.  DEFERRAL ELECTIONS                                               3
          3.01.   Types of Election; Time of Election                      3
          3.02.   Special Rule for Non-deductible Amounts                  5
          3.03.   Termination of Deferrals on Termination of Employment    5
          3.04.   Miscellaneous Limitations on Deferral                    5


     IV.  ACCOUNTS                                                         5
          4.01.   Maintenance of Accounts                                  5
          4.02.   Crediting Deferral Amounts                               6
          4.03.   Crediting or Debiting Investment Returns                 6
          4.04.   Debiting Payments                                        6


      V.  HYPOTHETICAL INVESTMENTS                                         6
          5.01.   Election of Hypothetical Investments                     6
          5.02.   Crediting Returns                                        7
          5.03.   If Payment is Delayed                                    7
          5.04.   If Payment is Accelerated                                7

     VI.  FIXED INCOME FUND                                                7
          6.01.   Operation of the Fixed Income Fund                       7
          6.02.   Accrual of Interest on Installment Payments              8


    VII.  PAYMENTS TO PARTICIPANTS                                         9
          7.01.   Time Payment Begins                                      9
          7.02.   Form of Payment                                          9
          7.03.   Set Off and Withholding                                 10
          7.04.   Determination of Installment Amounts                    10
          7.05.   Acceleration of Payment for Unforeseeable Emergency     10
          7.06.   Change in Control                                       11
          7.07.   General Right to Accelerate Payment                     12
          7.08.   Payment After Death                                     12
          7.09.   All Payments to be Made by the Company                  13


   VIII.  ADMINISTRATION                                                  14
          8.01.   Administrative Duties of the Company                    14
          8.02.   Claims Procedures                                       14
          8.03.   Books and Records                                       16
          8.04.   Notices                                                 17


     IX.  AMENDMENT AND TERMINATION                                       17


      X.  PARTICIPATING EMPLOYERS OTHER THAN THE COMPANY                  18
          10.01.  Adoption                                                18
          10.02.  Withdrawal                                              18
          10.03.  Succession                                              18


     XI.  MISCELLANEOUS                                                   18
          11.01.  Company's Obligations Unsecured                         18
          11.02.  No Alienation                                           18
          11.03.  No Waiver of Rights                                     18
          11.04.  Severability                                            19
          11.05.  Legal Expenses                                          19
          11.06.  Presumption of Competence                               19
          11.07.  Facility of Payment                                     19
          11.08.  No Guarantee of Employment or Compensation              19
          11.09.  Plan Provisions Binding                                 20
          11.10.  Rules of Interpretation                                 20
          11.11.  Missouri Law Controls                                   20
          11.12.  Counterparts                                            20